EXHIBIT 99.1

Broadridge Declares Quarterly Dividend of $0.975 Per Share

NEW YORK, March 6, 2026 -- Broadridge Financial Solutions, Inc. (NYSE:BR) announced that its Board of Directors has declared a quarterly cash dividend of $0.975 per share. The dividend is payable on April 8, 2026 to stockholders of record at the close of business on March 16, 2026.

About Broadridge
Broadridge Financial Solutions (NYSE: BR) is a global technology leader with trusted expertise and transformative technology, helping clients and the financial services industry operate, innovate, and grow. We power investing, governance, and communications for our clients – driving operational resiliency, elevating business performance, and transforming investor experiences. Our technology and operations platforms process and generate over 7 billion communications annually and underpin the daily average trading of over $15 trillion in equities, fixed income, and other securities globally. A certified Great Place to Work®, Broadridge is part of the S&P 500® Index, employing over 15,000 associates in 21 countries. For more information about us, please visit www.broadridge.com.

Contact Information

Investors
broadridgeir@broadridge.com

Media
Gregg.rosenberg@broadridge.com